UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27316 (Commission File Number)	94-2914362 (IRS Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 747-1700

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of April 24, 2003, reporting Molecular Devices Corporation’s fiscal first quarter results for the period ended March 31, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Item 9. Regulation FD Disclosure (Information Furnished in this Item is Being Furnished Under Items 9 and 12).

In accordance with SEC Release No. 33-8216, the information contained herein and in the accompanying exhibit is being furnished under both Item 9 and Item 12.

On April 24, 2003, Molecular Devices Corporation (“Molecular Devices”) reported its fiscal first quarter results for the period ending March 31, 2003. A copy of the press release issued by Molecular Devices on April 24, 2003 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Molecular Devices, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR DEVICES CORPORATION

Dated: April 24, 2003	By:	/s/ Timothy A. Harkness Timothy A. Harkness Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release, dated as of April 24, 2003, reporting Molecular Devices Corporation’s fiscal first quarter results for the period ended March 31, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

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